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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 23, 1996 included in Haskel International, Inc.'s Form 10-K for the year ended May 31, 1996 and to all references to our firm included in this Registration Statement.



/s/ Price Waterhouse

Price Waterhouse
Chartered Accountants
and Registered Auditors
Newcastle upon Tyne
United Kingdom


June 4, 1997